UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
December 16, 2005
Carmike Cinemas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (706) 576-3400
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Master License Agreement
     Carmike Cinemas, Inc. (the “Company”) has entered into a Master License Agreement, dated as of December 16, 2005 (the “License Agreement”), between the Company and Christie/AIX, Inc., a Delaware corporation (“Christie/AIX”). Christie/AIX is an affiliate of Christie Digital Systems USA, Inc. (“Christie USA”) and Access Integrated Technologies, Inc. (“AccessIT”).
     Pursuant to the License Agreement the Company has been granted a license to install and use up to 2,300 digital cinema projection systems including DCI-compliant “2K” digital projectors, satellite transmission equipment, central library servers and related software and other hardware (collectively, the “Digital Equipment”). The initial term of the License Agreement continues until December 31, 2020, provided that the Company may renew the License Agreement for successive one-year periods for up to ten additional years.
     The Company has agreed to pay a one-time software license fee in the amount of $800.00 for each screen installed with the Digital Equipment. The Company must also pay an $18.00 fee for each movie or non-traditional digital content delivered by AccessIT for exhibition using the Digital Equipment, payable for each screen that will exhibit the relevant movie or other non-traditional digital content. Pursuant to the License Agreement, Christie/AIX will install the Digital Equipment for up to 2,300 of the Company’s screens by October 31, 2007; further, Christie/AIX is required to install within any given theatre, a minimum amount of Digital Equipment such that more than 50% of the individual theatre’s screens are so equipped.
     The scope of the Company’s license includes the exhibition of traditional motion picture content, the exhibition of pre-feature on-screen advertising and the exhibition of non-traditional content. The Company has designated AccessIT as its preferred content delivery service for non-traditional content and agrees to pay a fee of 15% of the gross revenues derived by the Company from each exhibition of such non-traditional content up to a maximum of $1,200.00, payable per exhibition.
     Upon an event of default by the Company under the License Agreement, Christie/AIX has the right to retake possession of the Digital Equipment and the right to recover any and all damages, including the loss of fees, costs and expenses. In addition, the Company and Christie/AIX have indemnified each other for damages arising out of the use, operation or possession of the Digital Equipment.
     There are no material relationships between the Company and the other parties to the License Agreement other than in respect of the License Agreement and the Digital Cinema Service Agreement described below.

Digital Cinema Service Agreement
     The Company has also entered into a Digital Cinema Service Agreement, dated as of December 16, 2005 (the “Service Agreement”), between the Company and Christie USA. Pursuant to the Service Agreement, Christie USA will provide installation, maintenance and other services with respect to the Digital Equipment and the Company’s 35mm projection systems. The term of the Service Agreement runs concurrently with the term of the License Agreement.
     The Company has agreed to pay an annual service fee in the amount of $2,250.00 per screen (subject to limited annual consumer price index adjustments) for each screen installed with the Digital Equipment. In addition, Christie USA has agreed to accept, under certain conditions, up to 1,000 of the Company’s 35mm projection systems as payment towards the installation fees.
     There are no material relationships between the Company and Christie USA other than in respect of the Service Agreement and the License Agreement described above.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.
Date: December 21, 2005	By:	/s/ Lee Champion
Lee Champion
Senior Vice President, General Counsel and Secretary